Exhibit 10.16
                                  -------------

                              EMPLOYMENT AGREEMENT
                           Effective Date: July 1,1996

EMPLOYMENT AGREEMENT initiated as of the day, month and year first written above, but with an effective date established subject to any and all conditions precedent contained herein, by and between

     1. Columbine Financial Corporation (a Utah corporation) with offices located at 31368 Via Colinas, Suite 106, Westlake Village, CA 91362, hereinafter referred to as EMPLOYER, and

     2. F. Michael Budd (an individual) residing at 743 Cedar Point Pl., Westlake Village, CA 91361, hereinafter referred to as EMPLOYEE.

                                    Recitals

WHEREAS, EMPLOYER is, as of the date first written above, an underfunded company with limited financial resources engaged in business activities that require significant cash flows and financial resources in order to maintain the status of an ongoing concern and in order to be successful in its business endeavors, and

WHEREAS, EMPLOYEE represents that EMPLOYEE has considerable experience in start-up business enterprises, and furthermore EMPLOYEE agrees to become bound by this EMPLOYMENT AGREEMENT if and only if certain conditions precedent as expressed herein are achieved, and

WHEREAS, both EMPLOYER and EMPLOYEE desire to continue the successful development of Columbine Financial Corporation, its successors or assigns in a manner that serves to produce benefits for equity shareholders of Columbine Financial Corporation, its successors or assigns,

NOW, THEREFORE, in consideration of the promises hereof and the mutual covenants and conditions hereinafter set forth, intending to be legally bound, hereby agree as follows:

EMPLOYER employs the EMPLOYEE and EMPLOYEE accepts employment, upon terms, conditions and covenants as follows:

                              Terms and Conditions

1.   Effective Date of Agreement: The effective date shall be July 1, 1996.

2. Term: The term of employment shall be for the period starting as of the effective date established herein and terminating at the end of the day, 31 December, 2000, unless terminated at an earlier date, subject to the terms and conditions contained herein.

3. Base Salary: EMPLOYEE shall receive, for all services rendered, a base salary of $240,000 per year, payable monthly and prorated for any fractional month of employment. Any additional bonus or incentive compensation shall be made pursuant to the terms and conditions of appropriate bonus or incentive compensation agreements that may be issued from time to time. Salary payments shall be subject to withholding and other applicable deductions, as required by law. Base salary shall be reviewed annually within 30 days of the anniversary date of this agreement and adjusted based on EMPLOYER corporate performance and individual performance as judged by the EMPLOYER'S compensation committee. Adjustments to base salary shall not exceed 30% of the base salary in existence at the time of review without the express written consent of a majority of the Board of Directors. Base salary adjustments shall be based on performance and become effective on the anniversary date of this agreement.

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

     Payment of the first year of base salary in amounts exceeding $150,000 per year shall be deferred until the first anniversary date of this agreement. This deferment shall be in effect unless altered by mutual consent of both parties and memorialized in written form.

     Deferred payments will be made either (a) as a lump sum payment or (b) as twelve equal monthly payments commencing on the anniversary date of this agreement as determined by EMPLOYER. The only interest due and payable on the deferred payment amount shall be that incurred on the unpaid balance with said interest calculated at a rate of 7% per year, compounded monthly, with in initiation date for the interest-due calculation commencing on the first day of the thirteenth (13th) month of the anniversary date of this agreement.

4. Stock Options: Upon commencing full-time employment, and subject to the approval of the Board of Directors, EMPLOYEE shall receive options to purchase up to 750,000 shares of Company stock at a purchase price of $0.50 per share or at a price established by the Board of Directors, as required by law. These options are vested 20% upon date of hire and 20% per year thereafter. Vested options may be exercised anytime over a period of ten
     (10) years from date of hire.

     All non-vested options are forfeited by EMPLOYEE upon termination of employment with the EMPLOYER. Upon termination, the EMPLOYEE shall have ninety (90) days from the last date of employment, to purchase any vested options. All options not purchased after ninety (90) days will be returned to the EMPLOYER by the EMPLOYEE and such options shall be considered null and void.

5. Incentive Bonus: EMPLOYEE shall, upon the effective date of this Agreement. participate in any existing or future qualified incentive bonus plan that has been approved or subsequently shall be approved by the Board of Directors of Columbine Financial Corporation.

6. Duties: The duties of EMPLOYEE shall be Chief Technical Officer of Columbine Financial Corporation.

7. Full Time Engagement: The EMPLOYEE shall devote his full and entire time and attention to the EMPLOYER'S business.

8. Trade Secrets: EMPLOYEE shall not, except in the normal performance of his duties, divulge to any person, firm or firms, corporation or corporations, any trade secret having to do with the business of EMPLOYER that shall come to the knowledge of EMPLOYEE by reason of this Agreement and the relationship of EMPLOYEE and EMPLOYER created by this Agreement, during the term of this Agreement and for one ( 1) year after the termination of this Agreement.

9. Work For Hire: EMPLOYEE agrees that all inventions, computer programs and products created by EMPLOYEE either for use by EMPLOYER or which could be used by EMPLOYER in furtherance of EMPLOYER'S business activity, which are created or conceived during the course of employment by EMPLOYER, shall be considered as Works Made For Hire and all rights to said Works shall and do vest in EMPLOYER and shall be duly and appropriately assigned to EMPLOYER.

10. Facilities: EMPLOYEE shall have an office, facilities and services that are suitable to the position and appropriate for the performance of EMPLOYEE'S duties at the EMPLOYER'S offices cited above or at some other mutually agreeable and suitable location.

11.  Reimbursable Expenses: EMPLOYER shall reimburse EMPLOYEE for all reasonable
     expenses  incurred  in  the  performance  of  Employee's   business,   e.g.

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

     entertainment, travel, etc. Employee will be reimbursed upon submission of an itemized account of such expenditures with receipts where practicable and as required by law. Undocumented expenses shall not be considered reimbursable expenses.

12. Medical Reimbursement Plan: As a part of the benefits due under this EMPLOYMENT AGREEMENT, EMPLOYEE and his immediate family, shall receive, as a part of the Executive Medical Reimbursement Plan of the EMPLOYER, a EMPLOYER-paid preferred-provider health insurance plan. EMPLOYER agrees to reimbursement for incidental and standard policy- deductible medical expenses not paid by such plan, but in no case shall EMPLOYER be obligated to reimburse for expenses exceeding the limits of the health insurance policy or any deductible expenses exceeding 20% of incurred expenses. This provision #12 is not required to become effective until and unless the EMPLOYER has raised at least an additional $3 million in operating capital from any non-debt generating mechanism, including but not limited to equity sales, following the effective date of this Agreement.

13. Disability Income Plan: As a part of the benefits due under this EMPLOYMENT AGREEMENT EMPLOYER shall purchase for the benefit of EMPLOYEE a disability income policy in the maximum amount permitted by the insurance industry, but such disability income policy is not required to exceed the actual base salary income of EMPLOYEE. Such coverage shall be maintained by EMPLOYER for as long as EMPLOYEE is in the employ of the EMPLOYER. This provision #13 is not required to become effective until and unless the EMPLOYER has raised at least an additional $3 million in operating capital from any non-debt generating mechanism, including but not limited to equity sales, following the effective date of this Agreement.

14. Failure to Perform: Notwithstanding any provision in this EMPLOYMENT AGREEMENT to the contrary, if EMPLOYEE is unable to perform or is absent from employment for a period of more than six calendar weeks, EMPLOYER may terminate this EMPLOYMENT AGREEMENT, without further cause, and all obligations of EMPLOYER hereunder shall terminate. Failure to perform shall be determined solely by a majority vote of the Board of Directors. If such Failure to Perform is caused by a health or disability problem then the EMPLOYER will coordinate such termination with the waiting periods with the Disability Income Plan mentioned if it is effective.

15. Termination and Severance: This EMPLOYMENT AGREEMENT may be terminated, at will, at any time and without cause, by either party upon thirty (30) days written notice to the other.

     If EMPLOYER elects to terminate, EMPLOYER shall pay to EMPLOYEE severance pay of twelve (12) months base salary, benefits and all accrued but unpaid bonus plan compensation, subject to withholding and deductions. Severance pay (including accrued bonus pay) shall be paid out in equal monthly payments during the twelve months immediately following termination of full-time employment with the EMPLOYER. The severance liability (including accrued bonus pay) by the EMPLOYER is owed to the EMPLOYEE regardless of EMPLOYEE'S status of employment with another company.

     If EMPLOYEE elects to terminate, EMPLOYEE shall receive salary and benefits up to the last day of employment and all accrued but unpaid bonus plan compensation but no severance pay.

     The severance liability of this provision #15, to the EMPLOYEE by EMPLOYER, is valid only if the EMPLOYER successfully completes a major funding event (i.e. Initial Public Offering, Venture Capital Funding, Over-the-Counter Trading, etc.) that provides a minimum of $3,000,000 additional operating capital from any non-debt generating mechanism, including but not limited to equity sales, following the effective date of this Agreement.

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

16. Death of EMPLOYEE: In the event EMPLOYEE dies during the term of Employment, EMPLOYER shall pay to EMPLOYEE's estate, as a death benefit, all amounts and benefits which would have been due had the EMPLOYEE been terminated, as of the date of death, by the EMPLOYER. EMPLOYER agrees to purchase a term life policy paying death benefits equal to one year's base salary in effect at the time of death, subject to the terms and conditions of said term life policy.

17. Arbitration: Any controversy or claim arising out of, or relating to this EMPLOYMENT AGREEMENT, or the breach thereof, shall be settled by arbitration in the City of Pasadena, State of California, in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

18.  Notice: Any notice required to be given shall be either:

     a)   personally delivered, or

     b) sent by US Postal Service, postage pre-paid, Certified Mail, Return Receipt Requested to the EMPLOYER at the place of employment and to the EMPLOYEE at the last residence address given to and on file with the EMPLOYER.

19. No Waiver of Defaults: A waiver of a breach of any provision of this EMPLOYMENT AGREEMENT shall not operate or be construed as a waiver of any subsequent breach.

20. Assignment: The services of EMPLOYEE are personal and unique and therefore EMPLOYEE may not assign this EMPLOYMENT AGREEMENT nor delegate the duties and obligations hereunder except in the normal course of business.

21. Headings and Captions: The headings and captions contained in this Agreement are for convenience purposes only and are not determinative nor are they to be considered in construction of the terms or provisions herein.

22. Force Majeure: Both parties agree that neither party shall not be liable for: any

     a)   losses;
     b)   damage, including consequential damages;
     c)   detention;
     d) delay or failure to perform in whole or in part resulting from causes beyond the control of either party, including but not limited to: acts of God; acts or omissions of either party; fires; strikes; insurrections; riots; embargoes; delays in transportation; inability to obtain supplies; or requirements or regulations of the United States government or any other civil or military authority.

     Delays or non-performance excused by this provision shall not excuse payment of any amount due hereunder owed at the time of the occurrence.

23. Entire Agreement: With the sole exceptions of any Compromise Agreements by and between F. Michael Budd and Synthonics Incorporated, dated prior to this agreement, it is agreed between the parties hereto that there are no other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all other prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the Agreement between the parties. Neither this Agreement, nor its execution, have been induced by any reliance, representation, stipulation, warranty, agreement or understanding of any kind other than those herein expressed and those herein referenced and hereto attached. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties.

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

INTENDING TO BE LEGALLY BOUND, the parties have executed this EMPLOYMENT AGREEMENT as of the date last entered below.

Columbine Financial Corporation


/S/  Charles S. Palm
------------------------------          Date: 6/25/96
By:  Charles S. Palm
Its: President


/S/ F. Michael Budd
------------------------------          Date: 6/25/96
F. Michael Budd - Employee

                        INCENTIVE COMPENSATION AGREEMENT

                           Effective Date: July 1,1996

This Agreement is made by and between

     1. Columbine Financial Corporation (a Utah corporation) with offices located at 31368 Via Colinas, Suite 106, Westlake Village, CA 91362, hereinafter referred to as EMPLOYER, and

     2. F. Michael Budd (an individual) residing at 31368 Via Colinas, Suite 106, Westlake Village, CA 91361, hereinafter referred to as EMPLOYEE.

and is to be construed and interpreted only as part of and subject to the terms and conditions of the preceding EMPLOYMENT AGREEMENT to which this Agreement is attached as an integral part.

                                    Recitals

WHEREAS, EMPLOYER is, as of the date first written above, an underfunded company with limited financial resources that must conserve operating capital, but nevertheless desires to provide adequate compensation and incentives to EMPLOYEE for the purpose of achieving aggressive revenue and profit projections, and WHEREAS, EMPLOYEE recognizes and acknowledges EMPLOYER's need to conserve capital, and

WHEREAS, both EMPLOYER and EMPLOYEE acknowledge and agree that an aggressive reward and incentive compensation plan serves the best interests of both parties as well as the interests of the equity holders of EMPLOYER by virtue of a rapidly expanding and highly profitable business operation,

NOW, THEREFORE, in consideration of the promises hereof and the mutual covenants and considerations set forth herein, the parties hereto, intending to be legally bound, EMPLOYER and EMPLOYEE hereby agree as follows:

                              Terms and Conditions

Integral Part of Previous Agreement: This Agreement is to be interpreted as an integral part of and subject to the terms and conditions, including all conditions precedent, of the preceding and attached EMPLOYMENT AGREEMENT.

Board Approval Required: This Incentive Bonus Agreement is subject to approval by a majority vote of the Board of Directors of Columbine Financial Corporation and without such approval, as evidenced by an attached copy of a Resolution passed by said Board, this agreement is null and void, and will be considered to have never been valid for any purpose.

Incentive Bonus: In addition to EMPLOYEE'S regular base salary, EMPLOYEE shall receive incentive compensation based on a fraction of total pre-tax profits generated for Columbine Financial Corporation, its successors or assigns and all affiliated subsidiaries as determined in accordance with generally accepted accounting principles as applied to the Columbine Financial Corporation
Consolidated Financial Statements. The following table shall be used in calculating the yearly incentive bonus:

          Calendar Year                 Fraction of Pretax Profit
          -------------                 ------------------------
               1996                               0.05
               1997                               0.04
               1998                               0.03
               1999                               0.02
               2000                               0.02

Calculation Examples: Examples of an incentive bonus payment calculation follows, based on calendar years 1996 through 2000, assuming annual revenues of $5M, $25M, $150M, $500M, $600M and pre-tax profits of $1.455M, $7.425M, $45.M,
$150M, and $180M, respectively:

Incentive Bonus = ($1.455M) x (0.05) = $   72,750
Incentive Bonus = ($7.425M) x (0.04) = $  297,000
Incentive Bonus = ($45M)    x (0.03) = $1,350,000
Incentive Bonus = ($150M)   x (0.02) = $3,000,000
Incentive Bonus = ($180M)   x (0.02) = $3,600,000


Bonus Payment: All bonus moneys shall be determined by the EMPLOYER's accountants and verified by independent auditors in accordance with generally accepted accounting principles. Such additional compensation shall be determined, and paid to Employee within ten (10) days after the fiscal year end close is approved by an independent auditor with all payments subject to withholding and other applicable deductions.

INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Incentive Compensation Agreement to be executed as of the effective date of the preceding and attached EMPLOYMENT AGREEMENT.

Columbine Financial Corporation


/S/  Charles S. Palm
------------------------------
By:  Charles S. Palm
Its: President


/S/ F. Michael Budd
------------------------------
F. Michael Budd - Employee

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